SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 20, 2019

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	VAR	New York Stock Exchange

Item 8.01. Other Events.

Varian Medical Systems, Inc. (the “Company”) announced on May 20, 2019 that it had entered into a definitive agreement to acquire Cancer Treatment Services International for $283 million. The transaction is anticipated to close in approximately two weeks and is subject to customary closing conditions. The Company also announced updated guidance for its full fiscal year 2019. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is being furnished, and is not deemed to be filed:

99.1	Press Release dated May 20, 2019 entitled “Varian Announces Definitive Agreement to Acquire Cancer Treatment Services International.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name: Title:	John W. Kuo Senior Vice President, General Counsel and Corporate Secretary

Dated: May 20, 2019